Exhibit 99.1

NEWS

PURE Bioscience Announces Pricing of Public Offering of 3,784,000 Shares of Common Stock

SAN DIEGO (September 11, 2012) – PURE Bioscience, Inc. (NASDAQ: PURE), (NASDAQ:PURE), the creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced the pricing of an underwritten public offering of 3,784,000 shares of its common stock, offered at a price to the public of $1.10 per share.  The gross proceeds to PURE from this offering are expected to be $4,162,400, before deducting the underwriting discount and other estimated offering expenses payable by PURE. PURE has granted the underwriters a 45-day option to purchase at the public offering price up to an aggregate of 567,600 additional shares of common stock to cover overallotments, if any. The offering is expected to close on or about September 17, 2012, subject to customary closing conditions.

Aegis Capital Corp. is acting as sole book-running manager for this offering.

The offering is being made pursuant to a shelf registration statement that PURE filed with the Securities and Exchange Commission ("SEC") and is effective. A preliminary prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC and a final prospectus supplement and accompanying base prospectus will be filed with the SEC. When available, copies of the final prospectus supplement and accompanying base prospectus relating to the offering may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com. Electronic copies of the final prospectus supplement and accompanying base prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About PURE
PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA). PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety. Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds. As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Safe Harbor Statement
This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project,” "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, PURE’s cash position and liquidity requirements, PURE’s failure to implement or otherwise achieve the benefits of its strategic initiatives, acceptance of PURE's current and future products and services in the marketplace, the ability of PURE to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in PURE's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, PURE undertakes no obligation to update these statements for revisions or changes after the date of this release.

PURE Bioscience Investor Contact:
Don Markley, Senior Vice President, LHA
(310) 691-7100
dmarkley@lhai.com